UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 9, 2008

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 9, 2008, the Company and HPC Acquisition Corporation and HHEC Acquisition Corporation, wholly-owned subsidiaries of the Company, entered into an Acquisition Agreement with Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company (collectively “Hunt”) to purchase all of the shares of these privately held Hunt companies for cash and equity consideration valued at approximately $4.186 billion.  Consideration in the transaction includes approximately $2.6 billion cash and 23.5 million shares of XTO Energy Inc. common stock, par value $0.01 per share, valued at approximately $1.586 billion, or $67.50 per share.  The agreement provides that the Company will file a prospectus supplement to its currently effective shelf registration statement on Form S-3 with respect to the shares of common stock.

The Hunt oil and gas properties are primarily concentrated in XTO’s Eastern Region, including East Texas and central and northern Louisiana, where 70% of the reserves are located.  Another 28% of the reserves, which are onshore and offshore, are located along the gulf coast of Texas, Louisiana, Mississippi and Alabama. The Company will also gain an additional 15,000 net acres of leasehold in the Bakken Shale region of North Dakota and non-operating interests in more than 300,000 net acres in the North Sea.  The Company’s internal engineers estimate proved reserves to be 1.052 trillion cubic feet of natural gas equivalent (Tcfe), of which approximately 61% are proved developed.  Daily production from the properties currently totals approximately 197 million cubic feet (MMcf) of natural gas, 8,500 barrels of oil and 2,300 barrels of natural gas liquids.   Total acreage for both the producing properties and undeveloped leasehold is 919,409 net acres.

The transaction is scheduled to close on or before September 3, 2008, subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Funding of the cash portion of the transaction is expected to be provided through a combination of cash flow, commercial paper and debt capital market transactions.  The number of shares of the Company’s common stock to be issued is not subject to adjustment.  The final consideration will reflect typical adjustments.

Item 3.02.  Unregistered Sales of Equity Securities

As part of the consideration for the acquisition of Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company described in Item 1.01, the Company will issue 23.5 million shares of common stock. The shares will be issued at closing without registration under the Securities Act of 1933 in reliance on an exemption from registration under Section 4(2) of the Securities Act.  The Company is obligated to file a prospectus supplement to its existing shelf registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act covering the shares, and to file the prospectus supplement as soon as practicable after the signing of the Acquisition Agreement, which prospectus supplement is to remain effective for a period of one year.

Item 7.01.  Regulation FD Disclosure

Hunt Acquisition.  On June 10, 2008, the Company issued a press release announcing that it had agreed to purchase all of the shares of Hunt Petroleum Corporation, Hassie Hunt Exploration Company and Hassie Hunt Production Company for cash and equity consideration valued at approximately $4.186 billion.  In connection with the announced acquisition, the Company said that based on the current outlook for commodity prices and its development plan, these properties should generate over $1.2 billion in cash flow next year for the Company and that there is the potential to realize more than twice the allocated reserves.  As a result of the acquisition, the Company increased its production growth target in 2008 to 28% to 30%, up from 23%, and announced a 2009 production target of 20% with a preliminary 2009 development budget of $4.0 to $4.5 billion.  The Company also announced that, in connection with the transaction, it had initially hedged 100 MMcf per day of natural gas production for 28 months, beginning September 1, 2008, at an average NYMEX price of $11.08 per Mcf.

Hedging Update.

In connection with its previously announced agreement to acquire producing properties and undeveloped acreage in the Bakken Shale from Headington Oil Company for $1.85 billion in cash and shares of the Company’s common stock, the Company has hedged 4,500 barrels per day of oil production for July 2008 at $127.30 per barrel, 8,000 barrels per day from August 2008 through December 2008 at an average of $128.69 per barrel and 10,000 barrels per day from January 2009 through December 2010 at an average of $128.84 per barrel.

Forward-Looking Statement and Related Matters

Statements made in this Form 8-K, including those relating to proved reserves, upside reserve potential, production growth targets, production increases, and method of financing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met.  Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close the acquisition, failure to obtain consents from third parties, the availability of drilling equipment and technical personnel, the timing and results of drilling activity, higher than expected production costs and other expenses and objection to the transaction by the Federal Trade Commission under the Hart-Scott-Rodino Act.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.  Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Reserve estimates and estimates of reserve potential or upside with respect to the pending acquisitions were made by our internal engineers without review by an independent petroleum engineering firm.  Data used to make these estimates were furnished by the sellers and may not be as complete as that which is available for our owned properties.  We believe our estimates of proved reserves comply with criteria provided under rules of the Securities and Exchange Commission.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation test to be economically and legally producible under existing economic and operating conditions.  We use the terms reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques in our Item 7.01 Regulation FD Disclosure furnished above that the SEC’s guidelines may prohibit us from including in filings with the SEC.  These estimates by their nature are more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: June 12, 2008	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller